UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 10, 2025

1st FRANKLIN FINANCIAL CORPORATION

(Exact name of Registrant, as specified in its charter)

Georgia	2-27985	58-0521233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mailing address: 135 East Tugalo Street, P.O. Box 880, Toccoa, GA 30577
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (706) 886-7571

Former name or address, if changed since last report: n/a

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2025, 1st Franklin Financial Corporation (the “Company”) appointed Jenna Hood to serve as Executive Vice President and Chief Financial Officer of the Company, effective August 4, 2025 (the “Effective Date”). In such capacity, Ms. Hood will serve as the Company’s principal financial officer and principal accounting officer. As of the Effective Date, Jerry J. Harrison, Jr. will cease to serve as the Company’s Interim Chief Financial Officer.

Ms. Hood, age 43, previously served as the Global Controller at Acxiom, LLC, a marketing technology and services company and a subsidiary of Interpublic Group, from May 2022 to January 2025. Prior to that, Ms. Hood was the Corporate Controller at MidCountry Financial Corp., a bank holding company, from February 2011 to April 2022.

As Executive Vice President and Chief Financial Officer of the Company, Ms. Hood’s annualized base salary will be $310,000. In accordance with the terms of the Company’s annual compensation programs for its executive officers, she will be eligible to receive a cash bonus of up to 63% of her base salary, based on the achievement of Company and individual performance goals. Ms. Hood will also be eligible for the Company’s compensation and benefits programs offered to similarly situated employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Virginia C. Herring
Name:	Virginia C. Herring
Title:	President and Chief Executive Officer

Date: July 14, 2025